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                                                                   EXHIBIT 10.35

                              EMPLOYMENT AGREEMENT

            Agreement, made as of the 15 day of April, 1998 by and between Century Aluminum Company, a Delaware corporation (the "Company"), and Lawrence
B. Frost (the "Executive"). RECITALS

         A. The Company desires to employ Executive as Executive Vice President; and

         B. Executive is willing to accept such employment on the terms and conditions set forth in this Agreement.

            THE PARTIES AGREE as follows:

            1. Position and Term of Employment. Executive's employment hereunder shall commence as of April 15, 1998 and shall end April 14, 2001, unless terminated sooner pursuant to Section 7 of this Agreement or extended by the mutual agreement of the parties. During the term hereof, Executive shall be employed as Executive Vice President of the Company and shall devote his full business time, skill, attention and best efforts in carrying out his duties and promoting the best interests of the Company. Executive shall also serve as a director and/or officer of one or more of the Company's subsidiaries as may be requested from time to time by the Board of Directors. Subject always to the instructions and control of the Board of Directors of the Company, Executive shall report to the Chief Executive Officer of the Company and shall be responsible for the development and implementation of the Company's long-term growth strategy and the Company's efforts in corporate and business development.

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                  Executive shall not at any time while employed by the Company or any of its affiliates (as defined in the Severance Protection Agreement between the Company and Executive dated the date hereof (the "SPA")), without the prior consent of the Board of Directors, knowingly acquire any financial interests, directly or indirectly, in or perform any services for or on behalf of any business, person or enterprise which undertakes any business in substantial competition with the business of the Company and its affiliates or sells to or buys from or otherwise transacts business with the Company and its affiliates; provided that Executive may acquire and own not more than five percent (5%) of the outstanding capital stock of any public corporation which sells or buys from or otherwise transacts business with the Company and its affiliates.

                           2.1 Base Salary. (a) (i) Executive shall be paid an
initial salary at the monthly rate of $21,666.68, which shall be paid in accordance with the Company's normal payroll practice with respect to salaried employees, subject to applicable payroll taxes and deductions (the "Base Salary"). Executive's Base Salary shall be subject to review and possible change in accordance with the usual practices and policies of the Company. However, Executive's base annual salary shall not be reduced to less than $260,000.

                           (ii) If for any reason other than Executive's
voluntary resignation or termination pursuant to Section 7(a) or (c) hereof, Executive does not continue to be employed by the Company, Executive shall continue to receive an amount equal to his then current Base Salary plus an annual performance bonus equal to the highest annual bonus payment Executive has received in the previous three years for the then remaining balance of the term of this Agreement. In no event shall such payment be less than one year's base salary plus such highest annual bonus. The foregoing amounts shall be paid to Executive over the remaining term of this

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Agreement or one year (whichever is applicable) in accordance with the Company's payroll and bonus payment policies. Notwithstanding the foregoing, no payments under this subparagraph (ii) shall be made if the Company makes all payments to Executive required to be made, if any, under the SPA.

                  (b) If Executive resigns voluntarily or ceases to be employed by the Company (or any affiliate) for any reason described in Section 7(a) or
(c) of this Agreement, all benefits described in Sections 2 and 4 hereof shall terminate (except to the extent previously earned or vested).

                  (c) If Executive's employment shall have been terminated pursuant to Section 7(b), the Company shall pay in equal monthly installments for the then remaining balance of the term of this Agreement to Executive (or his beneficiaries or personal representatives, as the case may be) disability benefits at a rate per annum equal to one hundred percent (100%) of his then current Base Salary, plus amounts equal to the highest annual bonus as provided in clause (ii) of Section 2.1 (a), less payments and benefits, if any, received under any disability plan or insurance provided by the Company and less any "sick leave" payments received from the Company for the applicable period.

                  2.2 Bonuses. Executive shall be eligible for an annual performance bonus for calendar years beginning after December 31, 1997, in amounts between 30 percent and 75 percent of his Base Salary upon achievement by the Company of targets as determined by the Compensation Committee of the Board of Directors of the Company.

                  2.3 Expenses. During the term hereof, the Company shall pay or reimburse Executive in accordance with the Company's normal practices (i) any travel, hotel and other

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expenses or disbursements reasonably incurred or paid by Executive in connection with the services performed by Executive hereunder and (ii) reasonable expenses incurred in connection with Executive's relocation to the Monterey, California area; in each case upon presentation by Executive of itemized accounts of such expenditures or such other supporting information as the Company may require.

                  3.1 Incentive Plan. Century will grant to Executive, effective as of April 15, 1998, ten-year options (the "Options") to purchase shares of Company Common Stock ("Shares") under the Company's 1996 Stock Incentive Plan (the "Plan") as follows:

                  (a) Seventy five thousand (75,000) shares at an exercise price per share equal to $15.25.

                  (b) In addition, Executive may be granted additional options to purchase shares as may hereafter be determined by the Compensation Committee of the Board of Directors of the Company under the Plan.

                  (c) Of the Shares described in Section 3.1(a), Options to purchase twenty five thousand (25,000) Shares will vest effective April 15, 1998 (the "Effective Date"), Options to purchase twenty five thousand (25,000) Shares will vest one year after the Effective Date, and Options to purchase twenty five thousand (25,000) Shares will vest two years after the Effective Date; provided, however, that except to the extent provided in the SPA, the Plan or in Section
3.3 hereof, such vesting shall only occur if Executive is an employee of the Company (or any affiliate) on the relevant vesting date. The Company shall maintain the Plan and issue the Options in a manner such that, to the maximum extent possible, the Options are treated as

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"incentive stock options," as defined in Section 422 of the Internal Revenue
Code of 1986, as amended.

                  3.2 Performance Share Unit Awards. The Company hereby grants to Executive, effective the date hereof, seventy-five thousand (75,000) performance share units. Upon vesting of the performance share units, the Company shall provide to Executive one Share per performance share unit. The performance share units shall vest as follows:

                  (a) Twenty five thousand (25,000) performance share units on the third anniversary of the Effective Date, twenty five thousand (25,000) performance share units on the fourth anniversary of the Effective Date, and twenty five thousand (25,000) performance share units on the fifth anniversary of the Effective Date; provided, however, that, except to the extent otherwise provided in the SPA, the Plan or Section 3.3 hereof, such vesting shall only occur if Executive is an employee of the Company (or any affiliate) on the relevant vesting date.

                  (b) In addition, Executive may be granted additional performance share units as may hereafter be determined by the Compensation Committee of the Board of Directors of the Company under the Plan.

                  3.3 Effect of Termination of Employment. (a) If Executive shall resign voluntarily or cease to be employed by the Company (or an affiliate) for any reason described in Section 7(c) of this Agreement, except as provided in the SPA, all benefits described in Section 3 hereof shall terminate (except to the extent previously earned or vested).

                  (b) If Executive shall die or become disabled, all Options and performance shares units which have not vested will accelerate and vest immediately, and, in the event of Executive's

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death, all Option rights provided under this Agreement will transfer to
Executive's representative. All then unexercised Options will be cancelled one year after Executive dies or becomes disabled.

                  4.1 Other Benefits. Executive shall be entitled to (i) participate in life, medical, dental, hospitalization, disability and life insurance benefit plans made available by the Company to its salaried employees and shall also be eligible to participate in existing retirement or pension plans offered by the Company to its salaried employees, but, except as otherwise provided in Section 4.2, subject in each case to the terms and requirements of each such plan or program.

                  4.2     Supplemental Executive Retirement Benefit.

                  (a) Benefit, Service Credit and Offsets. The Company agrees to provide Executive with a Supplemental Executive Retirement Benefit ("SERB") providing an annual retirement benefit beginning at age sixty-two (62) or thereafter, equal to the benefits which would have accrued to Executive under the Salaried Employees Retirement Plan (the "Pension Plan") and the contributions which would have been made to the Salaried Employee Defined Contribution Retirement Plan (the "Defined Contribution Plan") on behalf of Executive (hereinafter collectively referred to as the "Qualified Plans"), computed as follows:

                           (i) The limitation on benefits and contributions with
respect to such employees under Section 415 of the Internal Revenue Code of 1986, as at any time amended, and the regulations thereunder (hereinafter the "Code") shall not be given effect;

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                           (ii) Such accrued benefits and deemed contributions
shall be determined without giving effect to the one hundred and fifty thousand dollar ($150,000) limitation of Code Section 401 (a)(17), or any successor thereto; and

                           (iii) Any and all amounts due Executive under the
Qualified Plans shall be credited toward and shall reduce the benefits payable under the SERB.

                  (b) Vesting. Notwithstanding the provisions of the Qualified Plans, the SERB shall be fully vested and there shall be no reduction in the benefits hereunder because of the number of years of service of Executive.

                  (c) Time and Method of Payment of Benefits. Benefit payments hereunder shall be made to Executive in the same manner as provided under the Qualified Plans. Except as otherwise provided in the Qualified Plans, no benefits shall be payable hereunder prior to death, disability or severance of employment.

                  (d) Prohibition on Assignment. Executive's right to benefit payments under this Section 4.2 are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of Executive or Executive's beneficiary.

                  (e) Source of Payments. All benefits under this Section 4.2 shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder. It is the intention of the

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parties that the arrangements be unfunded for tax purposes and for purposes of
Title I of the Employee Retirement Income Security Act of 1974.

                  (f) Executive's Status. Executive shall have the status of a general unsecured creditor of the Company and the SERB shall constitute a mere promise to make benefit payments in the future.

                  (g) Survival of Benefit. The SERB shall survive any termination (or non-renewal) of this Agreement, including, without limitation, a termination pursuant to Section 7(c) hereof.

                  5. Confidential Information. Except as specifically permitted by this Section 5, and except as required in the course of his employment with the Company, while in the employ of the Company or thereafter, Executive will not communicate or divulge to or use for the benefit of himself or any other person, firm, association, or corporation without the prior written consent of the Company, any Confidential Information (as defined herein) owned, or used by the Company or any of its affiliates that may be communicated to, acquired by or learned of by Executive in the course of, or as a result of, Executive's employment with the Company or any of its affiliates. All Confidential Information relating to the business of the Company or any of its affiliates which Executive shall use or prepare or come into contact with shall become and remain the sole property of the Company or its affiliates.

                  "Confidential Information" means information not generally known about the Company and its affiliates, services and products, whether written or not, including information relating to research, development, purchasing, marketing plans, computer software or programs,

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any copyrightable material, trade secrets and proprietary information, including, but not limited to, customer lists.

                  Executive may disclose Confidential Information to the extent it (i) becomes part of the public domain otherwise than as a result of Executive's breach hereof or (ii) is required to be disclosed by law. If Executive is required by applicable law or regulation or by legal process to disclose any Confidential Information, Executive will provide the Company with prompt notice thereof so as to enable the Company to seek an appropriate protective order.

                  Upon request by the Company, Executive agrees to deliver to the Company at the termination of Executive's employment, or at such other times as the Company may request, all memoranda, notes, plans, records, reports and other documents (and all copies thereof) containing Confidential Information that Executive may then possess or have under his control.

                  6. Assignment of Patents and Copyrights. Executive shall assign to the Company all inventions and improvements within the existing or contemplated scope of the Company's business made by Executive while in the Company's employ, together with any such patents or copyrights as may be obtained thereon, both domestic and foreign. Upon request by the Company and at the Company's expense, Executive will at any time during his employment with the Company and after termination regardless of the reason therefor, execute all proper papers for use in applying for, obtaining and maintaining such domestic and foreign patents and/or copyrights as the Company may desire, and will execute and deliver all proper assignments therefor.

                  7. Termination.

                           (a) This Agreement shall terminate upon Executive's
death.

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                           (b) The Company may terminate Executive's employment
         hereunder upon fifteen (15) days' written notice if in the opinion of the Board of Directors, Executive's physical or mental disability has continued or is expected to continue for one hundred and eighty (180) consecutive days and as a result thereof, Executive will be unable to continue the proper performance of his duties hereunder. For the purpose of determining disability, Executive agrees to submit to such reasonable physical and mental examinations, if any, as the Board of Directors may request and hereby authorizes the examining person to disclose his findings to the Board of Directors of the Company.

                           (c) The Company may terminate Executive's employment hereunder "for cause" (as hereinafter defined). If Executive's employment is terminated for cause, Executive's salary and all other rights not then vested under this Agreement shall terminate upon written notice of termination being given to Executive. As used herein, the term "for cause" means the occurrence of any of the following:

                                    (i) Executive's disregard of a direct,
                           material order of the Executive Committee or the Board of Directors of the Company, the substance of which order is (a) a proper duty of Executive pursuant to this Agreement, (b) permitted by law and
                           (c) otherwise permitted by this Agreement, which disregard continues after fifteen (15) days' opportunity and failure to cure; or

                                    (ii) Executive's conviction for a felony or
                           any crime involving moral turpitude.

                  8. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective legal representatives, successors and assigns. Neither this Agreement nor any of the duties or obligations hereunder shall be assignable by Executive.

                  9. Governing Law; Jurisdiction. This Agreement shall be interpreted and construed in accordance with the laws of the State of California. Each of the Company and

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Executive consents to the jurisdiction of any state or federal court sitting in
California, in any action or proceeding arising out of or relating to this Agreement.

                  10. Headings. The paragraph headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or in any way affect the interpretation of this Agreement.

                  11. Severability. If any provision, paragraph or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of this Agreement.

                  12. Complete Agreement. This document embodies the complete agreement and understanding among the parties, written or oral, which may have related to the subject matter hereof in any way and shall not be amended orally, but only by the mutual agreement of the parties hereto in writing, specifically referencing this Agreement.

                  13. Counterparts. This Agreement may be executed in one or more separate counterparts, all of which taken together shall constitute one and the same Agreement.

CENTURY ALUMINUM COMPANY

By:   /s/  Gerald J. Kitchen
Title:   Executive Vice President


/s/  Lawrence B. Frost
       Lawrence B. Frost


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